Shareholders Deserve Better

In several minutes we explain how and why


Arlington Needs Help

A Note from Imation's Chairman of the Board

Click here to view the note from our Chairman of the Board

The Case for Change

Learn more about how Arlington Asset Investment has failed its shareholders and how we can make it right.



Performance Last 5 Years
Arlington: -15%

ARLINGTON'S UNDERPERFORMANCE

Arlington has underperformed on stock price and financial performance metrics.



GAAP
$129 mm
$270 mm
In Dividends
$442 mm

HOW WE LOOK AT THEIR RESULTS

We have an objective method how to look at Arlington's true financial performance. Management and Board seem to present results that belie the truth.



COMPENSATION

MIS-ALIGNED, EXCESSIVE COMPENSATION

Management and Directors have enriched themselves and shareholders have suffered.



Scott R. Arnold
Clinton Group,
Managing Director
Hedge Fund Investing
Commercial Banking
MBS Investing
Portfolio Management

OUR NOMINEES

Our independent nominees have the expertise to oversee an improved Arlington. They think like owners perfectly aligned with shareholders.



ACT NOW
Vote the Gold Proxy

FELLOW SHAREHOLDERS: A CALL TO ACTION

The time to act is now. Risks have increased, and Arlington is at a critical juncture. Let us help.

We have expertise and the will to make things better for all Shareholders

Our Nominees for the Arlington board bring a wealth of experience and expertise in Mortgage Backed Securities and Asset Management.



Meet Don Putnam

Founder and Managing Partner of Grail Partners
Former CEO and Founder of Putnam Lovell
Long-time Experienced Investor in Asset Management Firms



Meet Brian Maillian

Chairman and CEO of WhiteStone Global Partners
Advisor to Fannie Mae, Freddie Mac, Ginnie Mae
Expert in Mortgage Backed Securities



Meet Ray Mikulich

Chairman of HomeLPC
Former Head of Apollo NA Real Estate
and Lehman Real Estate Private Equity
Long-time Experienced Investor in Real Estate

About Imation

Imation Corp. is a concerned shareholder, and we think our efforts will lead to a better Company and better returns for all shareholders.

OUR TAKE ON ARLINGTON

- Imation has nominated five independent individuals to stand for election
- Stock price and financial performance has been poor under the current regime
- Compensation is excessive and misaligned with shareholders
- Our nominees will evaluate all attractive management alternatives
- Our nominees have the skillset to enhance returns and reduce risk

OUR INVESTMENT TODAY

- We own only a small portion of the Company's stock
- The risks are too great – leverage is too high, the ongoing dividend size looks unsustainable, we do not agree with the hedge position
- However, we are willing to put our money where our mouth is
- Upon a successful proxy and satisfaction the go-forward management structure and strategy, we would invest up to 15% of the float at 1.0x tangible book value to buyout shareholders or improve the balance sheet
- Represents a 34% premium today
- We are also expending our own capital at risk to make these changes for the good of all shareholders

OVERVIEW OF IMATION CORP.

- NYSE-Listed company
- Completed successful restructuring
- We have excess cash to invest to create Shareholder value

ACCOMPLISHMENTS IN THE PAST 9 MONTHS

- LTM Losses at Q2 2015 (>$60 million) → Q4 2015 Operating Profit
- Divested non-core assets and money losing businesses
- Reduced run rate Opex by 67%
- Amended Investment policy to enhance shareholder returns
- Establishing a registered investment advisor to manage third party capital

Every Vote Counts. Let Your Voice be Heard!

VOTE THE **GOLD PROXY** NOW

DISCLAIMER

IMATION CORP., ROBERT B. FERNANDER, CLINTON MAGNOLIA MASTER FUND, LTD., CLINTON GROUP, INC., JOSEPH A. DE PERIO, AND GEORGE E. HALL, SCOTT R. ARNOLD, BARRY L. KASOFF, W. BRIAN MAILLIAN, RAYMOND C. MIKULICH, AND DONALD H. PUTNAM (COLLECTIVELY, THE "PARTICIPANTS") HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS' SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF ARLINGTON ASSET INVESTMENT CORP., INC. (THE "COMPANY") FOR USE AT THE COMPANY'S 2016 ANNUAL MEETING OF SHAREHOLDERS (THE "PROXY SOLICITATION"). ALL SHAREHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY'S SHAREHOLDERS AND ARE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV/. INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN THE DEFINITIVE PROXY STATEMENT ON SCHEDULE 14A FILED BY IMATION WITH THE SEC ON MAY 4, 2016. THIS DOCUMENT CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCE INDICATED ABOVE.

View full disclaimer here.

GET IN TOUCH

For general inquiries, kindly fill out the contact form and someone will get back to you or send an e-mail to:

riseuparlington@imation.com

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RISE UP ARLINGTON
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Meet The Nominees
We're ready and able to take action

SCOTT R. ARNOLD



Scott R. Arnold has served as a Managing Director and Senior Portfolio Manager in ABS and Private Equity and new business development with Clinton Group, Inc., or CGI, an investment management firm, since May 2007. Mr. Arnold has been involved in the portfolio management of all asset-backed strategies at CGI. Mr. Arnold has extensive experience in the analysis, valuation, trading, hedging and marketing of mortgage-backed and asset-backed securities. Mr. Arnold also headed CGI's effort in the community bank space. Prior to joining CGI's ABS desk, he was involved in research, restructuring and principal investing in distressed debt and special situations investments at both CGI and Source Capital Group, or Source Capital, a boutique investment firm. Mr. Arnold worked at CGI from June 2002 until August 2004 and Source Capital from June 2000 until June 2002 and from September 2004 until April 2007. From 1983 until 1999, Mr. Arnold worked in the mortgage-backed securities area at several leading investment banks including Salomon Brothers and Smith Barney & Co. Mr. Arnold served on the Board of Urban Trust Bank, a federally chartered community bank that provides value oriented consumer and commercial banking services through an extensive network of branches in Florida, from 2010 until March 2014 and served as its Chairman from September 2011 through the remainder of his tenure. While at Urban Trust Bank he served on the board's Credit Committee, Asset/Liability Committee and Investment Committee. Mr. Arnold was previously a director of Herald National Bank until its merger with BankUnited. Mr. Arnold earned a B.A. from Northwestern University and his M.B.A. from the Kellogg School of Management at Northwestern University.

Mr. Arnold's qualifications as a director include his nearly 30 years of investment and asset-backed security experience, including a focus on mortgage backed securities and special situations.

BARRY L. KASOFF



Mr. Kasoff currently serves as the President of Realization Services, Inc., or RSI, a full-service management consulting firm specializing in assisting companies and capital stakeholders in troubled business environments, and has served in such capacity since founding RSI in 1997. Mr. Kasoff has served as a Director of Imation since May 2015 and serves on its Strategic Alternatives Committee. Since November 2015, Mr. Kasoff has served as the Chief Restructuring Officer and Interim Chief Financial Officer of Imation. From August 2015 to October 2015, Mr. Kasoff was Imation's Interim President. In connection with Mr. Kasoff's management consulting work with RSI, Mr. Kasoff served as the Chief Restructuring Officer of numerous companies, that were clients of RSI and that were undergoing operational and/or liquidity issues. From 1990 until 1997, Mr. Kasoff was the general manager of Takarajimasha, a Japanese communications conglomerate. There, he identified and evaluated its investments and supervised the company's U.S. and European-based operations. From 1987 until 1990, Mr. Kasoff was the Chief Financial Officer of various portfolio companies and Vice President of Operations of Selzer Group, a New York investment banking and leveraged buyout group comprised of public and private companies. From 2013 to 2014, Mr. Kasoff was a Director and Chairman of the Audit Committee of EveryWare Global, Inc. Mr. Kasoff received an M.B.A. in Information Systems and an M.B.A. in Accounting from the Stern School of Business at New York University and a B.A. from the State University of New York.

Mr. Kasoff's qualifications as a director include his extensive experience in assisting companies and capital stakeholders in troubled business environments and his experience serving as an executive officer and director of several companies.



RAYMOND C. MIKULICH

Raymond C. Mikulich has, since December 2014, served as a Director of Altus Group, Ltd. (TSX: AIF), a leading provider of independent advisory services, software, and data solutions to the global real estate industry, where he has also served as the Non-Executive Chairman of the Board of Directors since April 2015. From May 2015 to March 2016, Mr. Mikulich served as a Director of Campus Crest Communities, a self-managed, student housing REIT, where he directed restructuring and recapitalization initiatives and managed the process of evaluating strategic alternatives that led to the sale of the company in March 2016. From 2008 to 2016, Mr. Mikulich was a Managing Partner at Ridgeline Capital Group, or Ridgeline, a privately held, independent real estate investment and asset management company. Since 2013, Mr. Mikulich has been the Chairman of HomeLPC, LLC, a privately held specialty finance and investment company offering a proprietary, shared appreciation lease purchase financing to liquidity and credit constrained creditworthy consumers which was designed and developed by Mr. Mikulich. From 2010 to 2011, Mr. Mikulich served as Head of North American Real Estate at Apollo Global Management Real Estate, or Apollo, where he managed the capital raising and debt and equity investment activities of the firm primarily in the United States after folding Ridgeline's institutional third party real estate private equity operation into Apollo in September 2010. Prior to his departure from Apollo in December 2011, Mr. Mikulich transitioned and adapted Ridgeline's business strategy and investment criteria into Apollo. During his over 20 year career at Lehman Brothers Holdings Inc. ending in 2007, Mr. Mikulich was a member of the firm's Investment Committee and the co-head of the Real Estate Private Equity Group and the Group Head of Global Real Estate Investment Banking. Mr. Mikulich received a JD from Chicago Kent College of Law and a B.A. from Knox College. Mr. Mikulich is a Certified Real Estate Consultant and a Chartered Surveyor.

Mr. Mikulich's qualifications as a director include his extensive knowledge of the real estate industry, his experience in investment and asset management and his experience serving as an executive officer and director of several



DONALD H. PUTNAM

Donald H. Putnam is Managing Partner of Grail Partners LLC, a principal investing firm which he founded in early 2005. Prior to founding Grail, Mr. Putnam led Putnam Lovell Securities, which he founded in 1987. At Putnam Lovell he served as Chief Executive Officer, Chairman of the Board and Managing Director of the firm's investment banking group. Putnam Lovell was sold to National Bank Financial in 2002; until 2005 Mr. Putnam served as Chief Executive Officer and Vice Chairman of Putnam Lovell NBF. From 1980 to 1986, Mr. Putnam held senior positions at SEI Investments. He was an Executive Vice President and Division President of SEI, founder and President of SEI Financial Services Company, and founder and President of its various mutual funds with assets under management in excess of $15 billion. Prior to joining SEI, Mr. Putnam was a Senior Consultant at Catallactics Corporation (a subsidiary of SunGard), where he devised new quantitative products and strategies for major banks, including J.P. Morgan, The Boston Company and Northern Trust Company. From 1973 to 1978, he designed quantitative investment products and other trust services at Bankers Trust Company. Mr. Putnam serves on the investment committee of Ripon College and the boards of Imation Corp., Manifold Partners and Welton Investment Partners. Mr. Putnam also serves on the advisory board of Syntel Inc.

Mr. Putnam's qualifications as a director include his extensive experience in investment and asset management and his experience serving as an executive officer and director of several companies.

W. BRIAN MAILLIAN



W. Brian Maillian is a Senior Managing Director of Bonwick Capital Partners LLP, or Bonwick, and is Chairman and CEO of Bonwick Whitestone Advisors LLC, or Bonwick Whitestone. In addition, Mr. Maillian is the Founder, Chairman and Chief Executive Officer of Whitestone Global Partners LLC, or Whitestone, the successor firm to Whitestone Capital Group, Inc., a minority-owned investment banking firm specializing in global capital markets, capital raising for private sector clients and financial advisory services to the United States government and its federal agencies since 1993. Whitestone provides its clients with a full range of strategic financial advisory services, including program financial management, transaction financial management, investment banking, capital market analyses and financial engineering. Mr. Maillian is responsible for setting the strategic direction of Whitestone and for new business development, global capital markets and client management. In this role, Mr. Maillian interfaces with clients to provide sophisticated and innovative global capital markets solutions to large-scale multifaceted and sophisticated engagements. Finally, Mr. Maillian is a Principal and a Managing Director of Rideau Lyons & Co., a Los Angeles based investment banking firm that focuses on providing investment banking and financial advisory services for urban and inner-city transactions to California state and local governments.

Mr. Maillian played a key role in creating innovative mortgage-backed securities. He is a nationally recognized expert in creative structuring of mortgage securities. Institutional Investor magazine selected two mortgage transactions structured by Mr. Maillian as Collateralized Mortgage Obligations, or CMO, Deals of the Year. The transactions that gained Mr. Maillian this recognition were the $500 million Citicorp Homeowners, Inc. CMO, (the first private labeled CMO) 1984 and the $200 million Indiana Housing Finance Authority CMO, (the first taxable CMO issued by a municipality) 1985. Both transactions recognized by Institutional Investor magazine as the CMO Deals of the Year. Mr. Maillian has served on the Board of Directors of Toyota Financial Savings Bank, the National Association of Securities Professionals, the National Urban League, the New York National Urban League and the Bay Area Urban League. In February 2007, Mr. Maillian received the Jackie Robinson Lifetime Achievement Award from the University of California at Los Angeles Black Alumni Association at their 39th Annual Scholarship Awards Gala. This award is presented to an individual that has provided outstanding leadership and longstanding professional success and service to the Black community.

In addition to his roles in the financial services sector, Mr. Maillian is Founder, Vice Chairman and President of BJE LLC ("BJE") (aka Beverly Johnson Enterprises), a consumer brand company that markets and sells hair, beauty, cosmetics, handbags, and fashion products.

Mr. Maillian earned his M.B.A. from the University of California at Los Angeles with a concentration in Accounting and Finance and he earned a B.A. in Mathematics and Computer Science from the University of California at Los Angeles. He holds several securities licenses through FINRA, including Series 3, 5, 7, 24, 63 and 79, and is a member of various professional and civic organizations.

Mr. Maillian's qualifications as a director include his over 35 years of business experience and expertise in managing and executing large-scale, sophisticated, complex and multi-faceted financial and asset management engagements and his experience serving as an executive officer and director of several companies.


Our Filings
Our latest filings with the SEC

SEC FILINGS FROM IMATION CORP.

TYPE OF FILING	SEC FORM	DATE	VIEW FILING
Preliminary Proxy	PREC14A	04/20/16	VIEW NOW
Soliciting Materials	DFAN14A	04/21/16	VIEW NOW
Revised Preliminary Proxy	PRPN14A	04/27/16	VIEW NOW
Revised Preliminary Proxy	PRPN14A	05/02/16	VIEW NOW
Definitive Proxy	DEFC14A	05/04/16	VIEW NOW


RISE UP ARLINGTON
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GOLD Proxy Questions?

If you have any questions regarding your GOLD proxy card or need assistance in executing your proxy, please contact Okapi Partners LLC at (212) 297-0720 or Toll-Free at (855) 305-0857.



Let Your Voice be Heard

The Annual Meeting of Shareholders is scheduled to be held on June 9, 2016

Please Vote Your Shares Today

For your convenience, we offer three methods to vote.

VOTE BY PHONE

Call 1-800-454-8683 Use any touch-tone phone to transmit your voting instructions

VOTE BY INTERNET

Visit www.proxyvote.com. Use the Internet to transmit your voting instructions

VOTE BY MAIL

Simply return the **GOLD** voting instruction form you received in the mail.

Questions?

If you have any questions regarding your GOLD proxy card or need assistance in executing your proxy, please contact Okapi Partners LLC at (212) 297-0720 or Toll-Free at (855) 305-0857.

Already Voted?

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY MANAGEMENT OF THE COMPANY, YOU MAY REVOKE THAT PROXY AND VOTE FOR THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF PWC AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016, AND FOR THE BYLAW REPEAL PROPOSAL, BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING TO IMATION CORP., C/O OKAPI PARTNERS LLC, 1212 AVENUE OF THE AMERICAS, 24TH FLOOR, NEW YORK, NEW YORK 10036, WHICH IS ASSISTING IN THIS PROXY SOLICITATION, OR TO THE SECRETARY OF THE COMPANY, VOTING BY TELEPHONE OR THE INTERNET ON A DATE AFTER YOUR PRIOR TELEPHONE OR INTERNET VOTE, ATTENDING THE ANNUAL MEETING AND WITHDRAWING YOUR PROXY OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

FULL DISCLAIMER

IMATION CORP., ROBERT B. FERNANDER, CLINTON MAGNOLIA MASTER FUND, LTD., CLINTON GROUP, INC., JOSEPH A. DE PERIO, AND GEORGE E. HALL, SCOTT R. ARNOLD, BARRY L. KASOFF, W. BRIAN MAILLIAN, RAYMOND C. MIKULICH, AND DONALD H. PUTNAM (COLLECTIVELY, THE "PARTICIPANTS") HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS' SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF ARLINGTON ASSET INVESTMENT CORP., INC. (THE "COMPANY") FOR USE AT THE COMPANY'S 2016 ANNUAL MEETING OF SHAREHOLDERS (THE "PROXY SOLICITATION"). ALL SHAREHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY'S SHAREHOLDERS AND ARE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV/. INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN THE DEFINITIVE PROXY STATEMENT ON SCHEDULE 14A FILED BY IMATION WITH THE SEC ON MAY 4, 2016. THIS DOCUMENT CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCE INDICATED ABOVE.

THIS PROXY SOLICITATION IS BEING MADE BY THE PARTICIPANTS AND NOT ON BEHALF OF THE BOARD OR MANAGEMENT OF THE COMPANY OR ANY OTHER THIRD PARTY. THE PARTICIPANTS ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS DESCRIBED HEREIN. SHOULD OTHER MATTERS, WHICH THE PARTICIPANTS ARE NOT AWARE OF A REASONABLE TIME BEFORE THE DATE OF THIS PROXY STATEMENT, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GOLD PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

IMATION URGES YOU TO SIGN, DATE AND RETURN THE GOLD PROXY CARD IN FAVOR OF THE ELECTION OF ITS NOMINEES AND THE OTHER PROPOSALS.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY MANAGEMENT OF THE COMPANY, YOU MAY REVOKE THAT PROXY AND VOTE FOR THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF PWC AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016, AND FOR THE BYLAW REPEAL PROPOSAL, BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING TO IMATION CORP., C/O OKAPI PARTNERS LLC, 1212 AVENUE OF THE AMERICAS, 24TH FLOOR, NEW YORK, NEW YORK 10036, WHICH IS ASSISTING IN THIS PROXY SOLICITATION, OR TO THE SECRETARY OF THE COMPANY, VOTING BY TELEPHONE OR THE INTERNET ON A DATE AFTER YOUR PRIOR TELEPHONE OR INTERNET VOTE, ATTENDING THE ANNUAL MEETING AND WITHDRAWING YOUR PROXY OR BY VOTING IN PERSON AT THE ANNUAL MEETING.